Exhibit 99.2
1 Preliminary First Quarter 2022 Earnings Supplement First Quarter 2022 Preliminary Earnings Supplement April 19, 2022

2 Preliminary First Quarter 2022 Earnings Supplement Forward - Looking Statements Statements made during this presentation that set forth expectations, predictions, projections or are about future events are based on facts and situations that are known to us as of April 19, 2022. We believe that our expectations and assumptions are reasonable. Actual results may differ materially, due to risks and uncertainties, such as those described on pages 13 - 24 of our Form 10 - K filed on February 25, 2022 and other subsequent filings by Matson with the SEC. Statements made during this presentation are not guarantees of future performance. We do not undertake any obligation to update our forward - looking statements.

3 Preliminary First Quarter 2022 Earnings Supplement Preliminary First Quarter 2022 Results • Matson is off to a solid start in 2022 with higher year - over - year operating income in both Ocean Transportation and Logistics • China service continued to see significant demand – Volume for e - commerce, garments and other goods remained elevated – Was the primary driver of the increase in 1Q22 consolidated operating income year - over - year • Currently in the Transpacific tradelane , seeing supply chain challenges in China, primarily due to actions to mitigate spread of COVID - 19, as well as continued supply chain constraints and congestion on the U.S. West Coast, elevated consumption trends, and inventory restocking – Despite near - term uncertainty presented by supply chain challenges in China, we expect a combination of the current supply and demand factors to remain largely in place through at least the October peak season and expect elevated demand for our China service for most of the year • Ocean Transportation – China strength – Higher year - over - year volumes in Alaska and Guam, comparable level of demand in Hawaii • Logistics – Strength across all business lines; continued to see elevated goods consumption, inventory restocking and favorable supply and demand fundamentals in our core markets • Repurchased approximately 0.7 million shares in 1Q22 for a total cost of $68.6 million

4 Preliminary First Quarter 2022 Earnings Supplement Preliminary First Quarter 2022 Results (continued) (1) Total debt is presented before any adjustment for deferred loan fees as required by U.S. GAAP.

5 Preliminary First Quarter 2022 Earnings Supplement Hawaii Service First Quarter 2022 Performance • Container volume decreased 0.6% YoY – Primarily due to lower eastbound volume – Continued to see elevated hospitality - related demand – Strong domestic tourist arrivals and improving international tourist trends • Cautiously optimistic on further economic recovery in Hawaii in 2022 – Improving unemployment rate – Increasing tourism arrivals, including international visitors later in the year – Further waves of COVID - 19 variants present possibility of economic slowdowns – Loss of federal stimulus coupled with inflation and higher interest rates may impact discretionary income Container Volume (FEU Basis) 25,000 27,000 29,000 31,000 33,000 35,000 37,000 39,000 41,000 Q1 Q2 Q3 Q4 2021 2022 Note : 4Q21 volume figure includes the benefit of a 53 rd week. (0.6)%

6 Preliminary First Quarter 2022 Earnings Supplement China Service First Quarter 2022 Performance Container Volume (FEU Basis) 8,000 13,000 18,000 23,000 28,000 33,000 38,000 43,000 48,000 53,000 58,000 Q1 Q2 Q3 Q4 2021 2022 Note : CCX service started in 3Q21. 4Q21 volume figure includes the benefit of a 53 rd week. 13.4% • Container volume increased 13.4% YoY – Total number of eastbound voyages increased by 5 YoY • Demand driven by e - commerce, garments and other goods – Sustained and elevated consumption trends and low inventory levels driving increased demand for expedited ocean services • Expect to keep CCX service at least through October 2022 peak season

7 Preliminary First Quarter 2022 Earnings Supplement Guam Service First Quarter 2022 Performance Container Volume (FEU Basis) 3,000 3,500 4,000 4,500 5,000 5,500 6,000 Q1 Q2 Q3 Q4 2021 2022 10.0% • Container volume increased 10.0% YoY – Higher retail - related demand • Cautiously optimistic on further economic recovery in Guam in 2022 – Expect improvement in tourism traffic as the year progresses

8 Preliminary First Quarter 2022 Earnings Supplement Alaska Service First Quarter 2022 Performance • Container volume increased 20.2% YoY – Increase in AAX seafood volume – Higher northbound volume primarily due to: • Higher retail - related demand • TOTE dry - dock volume – Higher southbound volume primarily due to higher seafood volume • Improving economic trends in Alaska, but economic recovery trajectory remains uncertain Container Volume (FEU Basis) 10,000 12,000 14,000 16,000 18,000 20,000 22,000 24,000 Q1 Q2 Q3 Q4 2021 2022 20.2% Note : 4Q21 volume figure includes the benefit of a 53 rd week.

9 Preliminary First Quarter 2022 Earnings Supplement Matson Logistics First Quarter 2022 Performance Operating Income $ 0.0 $ 2.0 $ 4.0 $ 6.0 $ 8.0 $ 10.0 $ 12.0 $ 14.0 $ 16.0 $ 18.0 Q1 Q2 Q3 Q4 $ in millions 2021 2022 $16.0 to $17.0 million • Operating income of $16.0 to $17.0 million; YoY change of approximately $9.9 to $10.9 million • Higher YoY operating income contributions from all business lines • Benefitted from: – Elevated goods consumption and inventory restocking – Favorable supply and demand fundamentals in core markets